Exhibit 1.1

[ ● ] Shares of Common Stock

Certara, Inc.

UNDERWRITING AGREEMENT

September [ ● ], 2021

JEFFERIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters

named in Schedule A hereto

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Introductory. Certara, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of [ ● ] shares of its common stock, par value $0.01 per share (the “Shares”), and the stockholders of the Company named in Schedule B hereto (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of [ ● ] Shares. The [ ● ] Shares to be sold by the Company and the [ ● ] Shares to be sold by the Selling Stockholders are collectively called the “Firm Shares.” In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional [ ● ] Shares, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B hereto, all as provided in Section 2. The additional [ ● ] Shares to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-[ ● ], which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” The preliminary prospectus, dated September [ ● ], 2021, describing the Offered Shares and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is [ ● ] [a.m.][p.m.] (New York City time) on September [ ● ], 2021. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, and other information identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares (Section 5(d) Oral Communications, together with Section 5(d) Written Communications, “Section 5(d) Communications”); “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule D attached hereto.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus) or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3A(o) of this Agreement.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1.     Representations and Warranties.

A.            Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter and Selling Stockholder, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the Time of Sale Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no preliminary prospectus included in the Time of Sale Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any preliminary prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)            Time of Sale Prospectus. The Time of Sale Prospectus as of the Applicable Time did not, and as of the First Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Prospectus and no statement of material fact included in the Time of Sale Prospectus that is required to be included in the Prospectus has been omitted therefrom.

(c)            Free Writing Prospectus; Road Show. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or any document that complies with Rule 135 under the Securities Act or (ii) the documents listed on Schedule C hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the applicable provisions of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the First Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or preliminary prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or preliminary prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            Section 5(d) Communications. The Company (i) has not alone engaged in any Section 5(d) Communications and (ii) has not authorized anyone to engage in Section 5(d) Communications. The Company has not distributed or approved for distribution any Marketing Materials or Section 5(d) Written Communications other than Permitted Section 5(d) Communications. Any individual Section 5(d) Written Communication prepared or authorized by the Company does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, complied in all material respects with the applicable provisions of the Securities Act and, when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the First Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and, as of the First Closing Date or any Option Closing Date, will comply in all material respects with the Securities Act, and did not, as of the applicable effective date, and will not, as of the First Closing Date or any Option Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Closing Date and as of each Option Closing Date, as the case may be, the Prospectus (including the Prospectus as amended and supplemented, as applicable) complied and will comply in all material respects with the applicable provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)            Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Shares and options or other equity awards to purchase Shares granted under, or contracts or commitments pursuant to, the Company’s stock option and other employee benefit plans or the issuance of Shares upon the exercise of options or warrants and except as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or long-term debt (other than as a result of amortization payments required by the Credit Agreement (as defined in the Registration Statement), the accretion or amortization of discounts and issuance costs related to such long-term debt or intercompany debt) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized or incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of formation or incorporation, are duly qualified to do business and are in good standing in each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, consolidated financial position or consolidated results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21.1 of the Registration Statement include the only significant subsidiaries of the Company.

(i)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Offered Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the section titled “Description of Capital Stock” in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and are owned directly or indirectly by the Company (other than director qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than liens securing the Credit Agreement, together with any other documents, agreements or instruments delivered in connection therewith, or other liens described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

(j)             Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Offered Shares. The Offered Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the section titled “Description of Capital Stock” of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Offered Shares to be sold by the Company hereunder are not subject to any preemptive or similar rights that have not been duly waived or satisfied.

(m)           Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Shares by the Company, the sale and delivery of the Offered Shares by the Selling Stockholders and the consummation by the Company of the transactions contemplated by this Agreement or the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Shares by the Company, the sale and delivery of the Offered Shares by the Selling Stockholders and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained or made, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriters or (iii) as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.

(q)            Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such Actions that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect have been threatened in writing by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or any document incorporated by reference therein), that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any document incorporated by reference therein).

(r)            Independent Accountants. CohnReznick LLP, who have certified certain financial statements of the Company and its subsidiaries, is (i) an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(s)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens (excluding any liens created pursuant to the Credit Agreement), encumbrances, claims, defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Intellectual Property. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and copyrightable works, software, data, know-how, trade secrets, systems, methods, processes, procedures and proprietary or confidential information (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (B) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or conflict and, for the past three years, has not infringed, misappropriated or conflicted with any such rights of others, and, to the knowledge of the Company, the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any such rights of others; (C) the Company and its subsidiaries have taken reasonable measures to protect the confidentiality of their trade secrets; (D) the Company and its subsidiaries are in compliance with any in-bound license agreements for Intellectual Property used by the Company and its subsidiaries and necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (E) the expiration during the next three years of issued patents owned by the Company and its subsidiaries will not negatively affect the Company.

(u)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(v)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)            Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than taxes that are being contested in good faith) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x)            Licenses and Permits. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) none of the Company or any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)            No Labor Disputes. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) no labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or any of its subsidiaries’ principal suppliers, contractors or customers and (B) none of the Company or any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(z)            Certain Environmental Matters. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) there are no claims against the Company or any of its subsidiaries alleging potential liability under or responsibility for violation of any Environmental Law (as defined below) related to their respective businesses, operations and properties, and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; (B) none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or on the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency or any analogous foreign, state or local list; (C) there are no and, to the knowledge of the Company, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined below) are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its subsidiaries; (D) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by the Company or any of its subsidiaries requiring investigation, remediation, mitigation, removal or assessment, or other response, remedial or corrective action, pursuant to Environmental Law; (E) there have been no Releases (as defined below) of Hazardous Material on, at, under or from any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries; (F) properties currently owned or operated by the Company or any of its subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (x) constitute a violation of, (y) require response or other corrective action under or (z) could be reasonably expected to give rise to liability under, Environmental Laws; (G) none of the Company or any of its subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority (as defined below) or the requirements of any Environmental Law except for such investigation response or other corrective action; and (H) all Hazardous Materials generated, used, treated, handled or stored at, or transported or arranged for transport to or from, any property or facility currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries have been disposed of in a manner that would not reasonably be expected to give rise to liability under Environmental Laws. As used herein: (1) “Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the environment and protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials; (2) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law; (3) “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the environment or into, from or through any building or structure; and (iv) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(aa)     Compliance with ERISA. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as (1) any organization which is a member of a controlled group of corporations or considered under common control and treated as one employer with the Company within the meaning of Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA)) would have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), “endangered status,” “critical status” or “critical and declining status” (within the meaning of Section 305 of ERISA); (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the Pension Benefit Guaranty Corporation regulations promulgated thereunder) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (H) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(bb)     Disclosure Controls. The Company and its subsidiaries taken as a whole maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(cc)     Accounting Controls. The Company and its subsidiaries taken as a whole maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries taken as a whole maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. The Company is not aware of any material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting that have been identified by the Company or its auditors (it being understood that this Section 3(A)(dd) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd)     Insurance. Except (i) as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses as is customary in their respective industry, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as described in Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)     Cybersecurity; Data Protection. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are, to the best knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, household, confidential or regulated data or information collected, stored or processed by the Company or its subsidiaries (“Personal Data”)) used in connection with their businesses and have contractual commitments from third parties who process Personal Data on their behalf regarding the same; (C) there have been no breaches, violations, outages or unauthorized use or disclosure of or access to the IT Systems and/or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person or governmental or regulatory authority, and there are no incidents or, to Company’s knowledge, threatened incidents under internal review or investigations by governmental or regulatory authorities or other third parties relating to the same; (D) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, their own internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, loss, access, processing, misappropriation or modification, including, without limitation, the European Union General Data Protection Regulation 2016/679 and/or any implementing or supplementing local law of a European Union member state, Directive 2002/58/EC of the European Parliament and of the Council of 12 July 2002, the Federal Trade Commission Act, the Health Insurance Portability and Accountability of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the California Consumer Privacy Act and all other laws and regulations with respect to Personal Data applicable to the Company or its subsidiaries (“Privacy Laws”); (E) the Company and its subsidiaries have not received notice of any actual or potential violation of any Privacy Laws and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened against the Company or its subsidiaries alleging non-compliance with Privacy Laws; (F) the Company has provided notice of its privacy policy on its websites where required by Privacy Laws and such privacy policies do not contain any misrepresentations of the Company’s then-current privacy practices; (G) the Company and its subsidiaries has taken commercially reasonable steps to require that any Personal Data of the Company and its subsidiaries processed by authorized third parties acting on behalf of the Company or its subsidiaries is protected with similar safeguards, in each case, in compliance with applicable laws and contractual obligations; and (H) the Company and its subsidiaries have in place safeguards and measures for the international transfer of Personal Data outside the European Economic Area that are adequate and comply with Privacy Laws.

(ff)     Compliance with Health Care Laws. Since November 1, 2017, neither the Company nor any of its subsidiaries has been in violation of any Health Care Laws, except where such violation would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means, collectively: (i) the Federal Food, Drug, and Cosmetic Act; (ii) the Public Health Service Act; (iii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the exclusion laws (42 U.S.C. § 1320a-7) and the criminal health care fraud statutes set forth at 18 U.S.C. §§ 286, 287, 1347 and 1349; (iv) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C.§§ 17921 et seq.); and (v) any comparable state, local or non-U.S. counterpart thereof, in each case, as amended, and the regulations promulgated thereunder. Additionally, none of the Company, its subsidiaries or their respective officers or directors or, to the knowledge of the Company, their respective employees has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company and its subsidiaries, is subject to a governmental inquiry, investigation, proceeding or other similar action that would reasonably be expected to result in debarment, suspension or exclusion.

(gg)     No Unlawful Payments. None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any authorized agent or controlled affiliate acting on behalf of the Company or any of its subsidiaries, has (i) used any company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used by the Company or its subsidiaries, directly or knowingly indirectly, in violation of the Foreign Corrupt Practices Act of 1977, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, each as may be amended, or any other applicable anti-bribery or anti-corruption laws.

(hh)     Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)       No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any authorized agent or controlled affiliate acting on behalf of the Company or any of its subsidiaries is, or is controlled by or is more than 5% owned by, one or more individuals or entities that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, incorporated or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria until such time such country or territory is no longer the subject or the target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any prohibited activities of or prohibited business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions (A) with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (B) with any Sanctioned Country, in each case that was or is a violation of Sanctions.

(jj)      Government Contracts. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, with respect to each Government Contract (as defined below): (A) during the five years prior to the date hereof, (1) the Company and each of its subsidiaries has complied with all laws, regulations and requirements applicable to Government Contracts or Government Proposals (as defined below) and the terms and conditions of (including all representations and certifications relating to) each Government Contract and Government Proposal, including compliance with accounting requirements; (2) neither the Company nor any of its subsidiaries nor any of their respective Principals (as defined in 48 C.F.R. § 2.101), or, to the knowledge of the Company, current employees is or has been suspended or debarred, or proposed for debarment or suspension from government contracting declared ineligible or determined non-responsible; (3) no governmental body or prime contractor or subcontractor has notified the Company or any of its subsidiaries, as applicable, in writing of any breach or violation of any applicable law that remains unresolved and pertains to any Government Contract; (4) neither the Company nor any of its Subsidiaries has received any notice of termination for default, cure notice or show cause notice that remains unresolved and pertains to any Government Contract; (5) neither the Company nor any of its subsidiaries has received any written or oral notice of any audits or investigations that pertains to a Government Contract; (6) neither the Company nor any of its subsidiaries has conducted an internal investigation or compliance review, or made any voluntary or mandatory disclosure to any governmental body with respect to any irregularity, misstatement, significant overpayment or violation of law arising under or relating to any Government Contract; (7) neither the Company nor any of its subsidiaries has been subject to a civil fraud law suit or received a subpoena or civil investigative demand issued by any governmental body regarding any Government Contract; and (8) neither the Company nor any of its subsidiaries is subject to claims or disputes in excess of $250,000 as a result of a written finding or determination by a Governmental Authority, and no Governmental Authority has withheld or set off or attempted to withhold or set off, an amount in excess of $250,000 otherwise due or payable to the Company or any subsidiary under any Government Contract; and (B) neither the Company nor any of its subsidiaries holds a facility security clearance as defined in the National Industrial Security Program Operating Manual (DoD 5220.22-M) or any similar security clearance issued by any non-U.S. Governmental Authority. As used herein, “Government Contract” means any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract, grant, subgrant or other similar written arrangement of any kind, between the Company or any of its subsidiaries, on the one hand, and any governmental body or any prime contractor or subcontractor (at any tier) of any governmental body, on the other hand. As used herein, “Government Proposal” means a bid, quote, tender, offer or proposal which, if accepted, would result in a Government Contract.

(kk)     No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions contained in the Credit Agreement (as defined in the Registration Statement).

(ll)       No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(mm)   No Registration Rights. Except for such rights as have been validly exercised (with the applicable Offered Shares to be sold by the Selling Stockholders subject to this Agreement) or waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Shares by the Company hereunder or the sale of the Offered Sales to be sold by the Selling Stockholders hereunder.

(nn)     No Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(oo)     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)     Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)     Status under the Securities Act. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(ss)     Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Global Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(tt)       Market Standoff Agreements. Each of the persons listed on Exhibit B-1 hereto are bound to market standoff provisions with the Company that impose restrictions on transfer with respect to such holder’s Shares during the Lock-up Period (as defined below) without the consent of the Company’s board of directors (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Lock-up Period, except that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities by such persons which, if such securities were subject to the terms of the lock-up agreement in the form attached as Exhibit A hereto, would be permissible under such lock-up agreement without any consent, waiver or amendment.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1A. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.        Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to the Company and each Underwriter, severally and not jointly, as follows:

(a)        Due Authorization. Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and, if applicable, the custody agreement and power of attorney relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Custody Agreement”) hereinafter referred to and to perform its obligations hereunder and thereunder and to sell, assign, transfer and deliver the Offered Shares to be sold by such Selling Stockholder hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and, if applicable, the Custody Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(b)       The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(c)       The Custody Agreement. If applicable, the Custody Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)        No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Stockholder of this Agreement and, if applicable, the Custody Agreement, the sale and delivery of the Offered Shares by the Selling Stockholders and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and, if applicable, the Custody Agreement, except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained or made, (ii) as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriters or (iii) as would not, individually or in the aggregate, reasonably be expected to impair such Selling Stockholder’s ability to perform its obligations under this Agreement or, if applicable, the Custody Agreement in any material respect.

(e)        No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and, if applicable, the Custody Agreement, the sale and delivery of the Offered Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) if such Selling Stockholder is not a natural person, result in any violation of the provisions of the charter, by-laws or trust agreement or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to impair such Selling Stockholder’s ability to perform its obligations under this Agreement or, if applicable, the Custody Agreement in any material respect.

(f)        Title to Shares. Such Selling Stockholder has good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”)) to the Offered Shares to be sold at the First Closing Date or the Option Closing Date, as the case may be, by such Selling Stockholder hereunder (other than the Offered Shares to be issued upon exercise of Options), free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the First Closing Date or the Option Closing Date, as the case may be, assuming due issuance of any Shares to be issued upon exercise of Options, good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the UCC) to the Offered Shares to be sold at the First Closing Date or the Option Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and upon payment for the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Representatives (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Representatives will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of such Shares and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Representatives with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC) and (z) appropriate entries to the securities accounts (within the meaning of Section 8-501 of the UCC) of the Representatives on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)        No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(h)        Time of Sale Prospectus. The Time of Sale Prospectus as of the Applicable Time did not, and as of the First Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representation under this Section 1(B)(h) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Time of Sale Prospectus, it being understood and agreed that the only such information furnished by each Selling Stockholder consists of (A) the legal name and address of such Selling Stockholder and the other information about such Selling Stockholder set forth in the footnote relating to such Selling Stockholder under the caption “Principal and Selling Stockholders” and (B) the number of Shares beneficially owned by such Selling Stockholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”).

(i)         Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule C hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(j)        Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Closing Date and as of each Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representation under this Section 1(B)(j) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Selling Stockholder Information.

(k)       Use of Proceeds. Neither such Selling Shareholder nor, if such Selling Stockholder is not a natural person or a trust, any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws or in a manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Money Laundering Laws.

(l)         No Unlawful Payments. None of such Selling Stockholder or any of its subsidiaries or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative or affiliate thereof, has (i) used any company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Stockholder and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, each as may be amended, or any other applicable anti-bribery or anti-corruption laws.

(m)       Compliance with Anti-Money Laundering Laws. The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(n)        No Conflicts with Sanctions Laws. Neither such Selling Stockholder nor, if such Selling Stockholder is not a natural person or a trust, any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative or affiliate acting on behalf of such Selling Stockholder or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that are, currently the subject or the target of Sanctions, nor is any such person located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each case that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, except as disclosed to OFAC, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions (A) with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (B) with any Sanctioned Country, in each case that was or is a violation of Sanctions.

(o)        Organization and Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

(p)        ERISA. If such Selling Stockholder is not a natural person or a trust, such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(q)        Lock-Up Agreement. Such Selling Stockholder has delivered to the Representatives an executed letter agreement in the form attached hereto as Exhibit A.

(r)        Private and Commercial Acts. If such Selling Stockholder is not a natural person, such Selling Stockholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(s)        Stamp Taxes. Each of the Selling Stockholders organized in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) represents that no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in such Selling Stockholder’s jurisdiction of organization (i.e., the Kingdom of Denmark (“Denmark”), the Federal Republic of Germany (“Germany”), the Grand Duchy of Luxembourg (“Luxembourg”) or the Republic of Panama (“Panama”), as applicable) or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the sale and delivery of the Offered Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Offered Shares as contemplated herein and in the Prospectus.

(t)        Enforcement of Foreign Judgments. Each Non-U.S. Selling Stockholder represents that any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Stockholder based upon this Agreement would be declared enforceable against the Company by the courts of Denmark, Germany, Luxembourg or Panama, as applicable, without reconsideration or reexamination of the merits; provided that, in the case of Denmark, a final and conclusive judgment obtained in a New York court rendered in an action brought in accordance with New York law will neither be recognized nor enforced by the Danish courts without a review of the merits, subject to the exceptions; provided, further, that in any such proceedings taken in the Danish courts, the Danish courts would give consideration as evidence to a final and conclusive judgment obtained in the courts of New York against a Danish party; provided, further, that, in the case of Luxembourg, the following conditions laid down by Luxembourg law (and court precedent) for enforcement of foreign court awards may have to be justified: (a) the judgment is final and duly enforceable in the jurisdiction where the decision is rendered; (b) the New York court had jurisdiction over the subject matter of the action leading to the judgment and in particular the EUR1215/2012 inter alia on jurisdiction and the enforcement of foreign judgments or the Luxembourg Nouveau Code de procédure civile do not provide for exclusive jurisdiction of the Luxembourg court over the subject matters of such action; (c) the New York court has acted in accordance with its own procedural laws; (d) the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; (e) the New York court applied the substantive laws as designated by the Luxembourg conflict of law rules; and (f) the judgment does not contravene Luxembourg public policy (as such term is interpreted under the laws of Luxembourg); provided, further, that, in the case of Panama, such judgment may not violate the sovereignty of public policy of Panama; provided, further, that any judgment may be subject to the issuance of a writ of exequatur by the Supreme Court of the Republic of Panama (sala cuarta) in respect of a final judgment rendered in a foreign jurisdiction only if (i) such judgment arises out of an in personam action, (ii) the party against whom the judgment was rendered (or its agent) was personally served in such action within the jurisdiction of such foreign court, (iii) the obligation in respect of which the judgment was obtained is lawful in the jurisdiction and (iv) such judgment is properly authenticated by diplomatic or consular officers of the jurisdiction or pursuant to the 1961 Hague Convention.

(u)       Valid Choice of Law. Each Non-U.S. Selling Stockholder represents that (A) the choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Denmark, Germany, Luxembourg or Panama, as applicable, and will be honored by the courts of Denmark, Germany, Luxembourg or Panama, as applicable (provided that, in the case of Denmark, except to the extent that (i) any of the terms of such agreement or any of the provisions of New York law applicable to such agreement are manifestly incompatible with public policy (ordre public) in Denmark, (ii) there are mandatory provisions of Danish law which must be applied to the transaction covered by such agreement irrespective of the law otherwise applicable to such agreement or (iii) a Danish court may give effect to the mandatory rules of the laws of any country with which the transaction has a close connection, if, and in so far as under the laws of that country, those rules must be applied whatever the chosen law, under Articles 3(3), 7 and 16 of the Convention on the Law Applicable to Contractual Obligations dated 19 June 1980 (the “Rome Convention”); provided, further, that any property law aspects of this Agreement are exempt from the scope of the Rome Convention, cf. Article 1(1) thereof; provided, further, that the parties must provide the Danish courts with satisfactory information about the contents of New York law and if they fail to do so, the Danish courts may apply Danish law instead; provided, further, that the parties may be required to prepare an adequate translation of the relevant documents into Danish in order for the court to rule on the issues brought before them; provided, further, that, in the case of Luxembourg, choice of law provisions will be recognized and given effect to by Luxembourg courts unless such choices of law are meant to circumvent rules of public order of the laws that would have otherwise applied in the absence of such choice of law provisions, and a Luxembourg court may refuse to apply or recognize the chosen governing law if (i) the choice was not made bona fide; (ii) the foreign law was not pleaded and proved; (iii) the foreign law was contrary to the overriding mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg international public policy or Luxembourg public policy; (iv) all other elements relevant to the situation at the time of the choice are located in a country other than the country whose law has been chosen in which case it may apply the imperative laws (lois impératives) of that other country; (v) the agreement has a strong connection to another country and certain overriding mandatory laws (lois de police) of that country are applicable regardless of the chosen governing law, in which case it may apply those laws; (vi) a party is subject to insolvency proceedings, in which case it would apply the insolvency laws of the jurisdiction in which such solvency proceedings have been regularly opened to the effects of such insolvency except to the extent any exceptions are established by Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings, as amended or by Regulation 2015/848 (as the case may be); or (vii) the relevant contractual obligations or matters fall outside of the scope of Rome I)); and (B) such Selling Stockholder has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(v)        Custody Agreements. Each of the Selling Stockholders party to a Custody Agreement represents and warrants that all of the Offered Shares to be sold by such Selling Stockholder hereunder, have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to Broadridge Corporate Issuer Solutions, Inc., as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered a power of attorney included in the Custody Agreement appointing the person or persons indicated in such Custody Agreement, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Offered Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(w)       Irrevocability; Survival. Each of the Selling Stockholders party to a Custody Agreement represents and each of such Selling Stockholders specifically agrees that the Offered Shares held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the power of attorney included in the Custody Agreement, are to that extent irrevocable. Each of the Selling Stockholders party to a Custody Agreement specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Offered Shares hereunder, such Offered Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 1(B). Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.      Purchase, Sale and Delivery of the Offered Shares.

(a)            The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [ ● ] Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of [ ● ] Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B hereto. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A hereto. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[ ● ] per share.

(b)            The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on September [ ● ], 2021, or such other time and date not later than 1:30 p.m. New York City time, on September [ ● ], 2021 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12 and Section 21.

(c)            The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [ ● ] Optional Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares; provided, however, that the amount paid by the Underwriters for any Optional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B hereto opposite the name of such Selling Stockholder bears to the total number of Optional Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Stockholders.

(d)            Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)            Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by EQT Avatar Parent L.P. shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of EQT Avatar Parent L.P. Payment for the Offered Shares to be sold by the other Selling Stockholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

(ii)            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Jefferies and Morgan Stanley, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii)            Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and under the Custody Agreement and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f)            Delivery of the Offered Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters the Firm Shares to be sold by them through the facilities of DTC at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholders shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase from them through the facilities of DTC at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.      Additional Covenants.

A.            Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d)            Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3A(b) and Section 3A(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3A(c).

(h)            Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or other foreign laws) of those jurisdictions reasonably requested by Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)            Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least 12 months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company will be deemed to have furnished such statement to its security holders and the Representatives to the extent they are filed on EDGAR or any successor thereto.

(l)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and The Nasdaq Global Select Market (“Nasdaq”) all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(m)            [Reserved].

(n)            Listing. For so long as the Company is a reporting company pursuant to Section 12 or 15 of the Exchange Act, the Company will use its reasonable best efforts to maintain the listing of the Shares on Nasdaq.

(o)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(p)            Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies, Morgan Stanley and BofA Securities, Inc. (“BofA”) (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) publicly file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares) (and, for the avoidance of doubt, a confidential submission of such registration statement with the Commission or FINRA shall not constitute a public filing during the Lock-up Period); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue any Shares of the Company issued upon the exercise of options or any equity awards, in each case, granted under Company Stock Plans that are disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus, (C) file a Registration Statement on Form S-8 relating to a Company Stock Plan, inducement award or employee stock purchase plan that is disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus or any assumed employee benefit plan contemplated by clause (E), (D) issue Shares issued upon the exercise, conversion or exchange of securities of the Company outstanding as of the date of this Agreement and disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (E) (i) issue Shares in connection with the transactions contemplated by the Merger Agreement (as defined in the Registration Statement) and (ii) issue up to an aggregate amount not to exceed 5.0% of the total number of Shares outstanding on the date hereof, issued by the Company in connection with other mergers, acquisitions or commercial or strategic transactions (including, without limitation, entry into joint ventures, marketing or distribution agreements or collaboration agreements or acquisitions of technology, assets or intellectual property licenses); provided that, in the case of clause (E)(ii), the Company shall cause each recipient to execute a lock-up agreement for the Restricted Period in the form of Exhibit A hereto. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(q)            Agreement not to Waive Market Standoff Provisions. During the Lock-up Period, the Company agrees to (i) enforce the Market Standoff Provision with respect to the persons listed on Exhibit B-1 hereto, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, such transfer restrictions and (ii) not amend or waive any such transfer restrictions with respect to any of such persons without the prior written consent of Jefferies, Morgan Stanley and BofA, except that this provision shall not prevent the Company from releasing stop transfer instructions or effecting such a waiver or amendment to permit a transfer of Shares that would be permissible with respect to such person under the terms of the lock-up agreement in the form attached as Exhibit A hereto.

(r)            Future Reports to the Representatives. During the period of two years hereafter, the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3A(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(s)            No Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates and subsidiaries to, comply with all applicable provisions of Regulation M.

(t)            Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(u)            Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-up Period.

(v)            [Reserved].

(w)            Withholding Certificate. If any Selling Stockholder is not a United States person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), (i) on or before the First Closing Date, a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated no more than 30 days prior to the First Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and (ii), within 30 days following the First Closing Date, proof of delivery to the U.S. Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

B.            Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter, severally and not jointly, as follows:

(a)            No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(b)            Delivery of Forms W-8 and W-9. Such Selling Stockholder will deliver to the Representatives prior to the First Closing Date a properly completed and executed U.S. Treasury Department Form W-8 (if the Selling Stockholder is not a United States person for U.S. federal income tax purposes) or Form W-9 (if the Selling Stockholder is a United States person for U.S. federal income tax purposes), together with all required attachments to such form.

(c)            Use of Proceeds. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(d)            Certification of Beneficial Ownership. Such Selling Stockholder will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and such Selling Stockholder undertakes to provide such additional supporting documentation as any Underwriter may reasonably request in connection with the verification of the foregoing Certification Regarding Beneficial Owners of Legal Entity Customers.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.      Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares and the Custodian, (iii) subject to the penultimate sentence of this paragraph, all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and each preliminary prospectus, each Permitted Section 5(d) Communication and all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (provided, however, that the amounts payable by the Company for the fees and disbursements of counsel to the Underwriters pursuant to clauses (vi) and (vii) shall not exceed $50,000 in the aggregate), (viii) the costs and expenses of the Company relating to investor presentations on any “road show” or any Section 5(d) Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses approved in advance by the Company of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters will pay the other 50% of the costs of any aircraft chartered in connection with the road show), (ix) the fees and expenses associated with listing the Offered Shares on Nasdaq and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. For the avoidance of doubt, it is understood that the Selling Stockholders will pay all of their own underwriting discounts, commissions, stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of their respective Offered Shares pursuant to this Agreement, as well as all other fees and disbursements of counsel for the Selling Stockholders. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Offered Shares held by them and any advertising expenses connected with any offers they may make and lodging expenses incurred by them in connection with any “road show,” as applicable.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 5.      Covenant of the Underwriters. Each Underwriter severally and not jointly represents and agrees that it has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule C hereto or prepared pursuant to Section 1(c) or Section 3(i) above (including any electronic road show approved in advance by the Company) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

Section 6.      Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof and of the statements of the Company and its officers and each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement, in each case, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, (ii) to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder and (iii) to each of the following additional conditions:

(a)            Comfort Letter. On the date hereof, the Representatives shall have received from CohnReznick LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission to the extent required by Rule 433 under the Securities Act.

(ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall have been instituted or threatened by the Commission.

(c)            No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            no event or condition of a type described in Section 1(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the First Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; and

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)            Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company, dated as of such date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(e)            Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f)            Officer’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by an executive officer of the Company who has specific knowledge of the Company’s and its subsidiaries’ financial matters and is reasonably satisfactory to the Representatives, dated as of such date, to the effect set forth in Section 6(b) and Section 6(c) and further to the effect that:

(i)            such officer has carefully reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 1A(b), 1A(c) and 1A(e) hereof are true and correct with the same force and effect as though expressly made on and as of such date;

(ii)            the other representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)            the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from CohnReznick LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(h)            Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of (i) Gorrissen Federspiel Advokatpartnerselskab, counsel to KIRKBI Invest A/S, (ii) Kirkland & Ellis LLP, counsel to Arsenal Capital Partners III LP and Arsenal Capital Partners III-B LP, (iii) Simpson Thacher & Bartlett LLP, counsel to EQT Avatar Parent L.P. and Mason P. Slaine, (iv) counsel to Santo Holding (Deutschland) GmbH and (v) counsel to Sampension Private Equity K/S, each dated as of such date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)            Selling Stockholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such date, to the effect that:

(i)            the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii)            such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(j)            Selling Stockholders’ Documents. On the date hereof, the Selling Stockholders shall have furnished for review by the Representatives copies of the Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(k)            Lock-up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B-2 hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l)            Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m)            [Reserved].

(n)            CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(o)            No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Offered Shares.

(p)            Good Standing. The Representatives shall have received on and as of the First Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing (or jurisdictional equivalent) of the Company and its significant subsidiaries organized in the United States, in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)            Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.      Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 12, Section 13 or Section 21, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, other than those of a defaulting Underwriter in connection with a termination under Section 13 hereof, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.      Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.      Indemnification.

(a)            Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally, and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to, in each case, losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated above) arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Selling Stockholder Information. No Selling Stockholder shall be liable under the indemnity agreement contained in this paragraph and the contribution provisions of this Section 9 in excess of an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Offered Shares sold by such Selling Stockholder pursuant to this Agreement (the “Selling Stockholder Proceeds”). The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Selling Stockholder may otherwise have.

(c)            Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the paragraph under the caption “Underwriting—Stabilization” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) or Section 9(b) above), by the Company (in the case of counsel for the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act pursuant to in Section 9(b) above) or by the Selling Stockholders selling a majority of the Offered Shares under this Agreement (in the case of counsel for any Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act or the Exchange Act pursuant to in Section 9(b) above) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)            Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding in form and substance reasonably satisfactory to such indemnified person and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.      Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A hereto. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.      [Reserved].

Section 12.      Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives, the Company or the Selling Stockholders shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 12. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 13.      Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date or the purchase of the Optional Shares on any Option Closing Date, as the case may be, this Agreement may be terminated by Jefferies and Morgan Stanley by notice given to the Company and the Selling Stockholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by any exchange or in any over-the-counter market, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or materially limited; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any calamity or crisis, either within or outside the United States, that, in the judgment of Jefferies and Morgan Stanley, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Shares in the manner and on the terms contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus. Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company or the Selling Stockholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 14.      No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or the Company’s other stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement or sell any Offered Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

Section 15.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 16.      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Facsimile: (646) 855 3073
Attention: Syndicate Department

with a copy to:	Latham & Watkins LLP
555 Eleventh St. NW, Suite 1000
Washington, District of Columbia 20004
Facsimile: (202) 637-2201
Attention: Jason M. Licht, Esq., Wesley C. Holmes, Esq. and Christopher J. Clark, Esq.

If to the Company:	Certara, Inc.
100 Overlook Center, Suite 101
Princeton, New Jersey 08540
Attention: Richard M. Traynor

with a copy to:	richard.traynor@certara.com

with a copy to:	Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Attention: William B. Brentani, Esq.

If to EQT Avatar Parent L.P.:	c/o EQT Partners
1114 Avenue of the Americas, 45th Floor
New York, New York 10036
Attention: Ethan Waxman

with a copy to:	Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Attention: William B. Brentani, Esq.

Notices to the other Selling Stockholders shall be given to them at their respective addresses contained on Schedule B hereto.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 17.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9, Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 18.      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 19.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.      Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States has irrevocably appointed, in the case of Santo Holding (Deutschland) GmbH, Orrick, Herrington & Sutcliffe LLP, located at 51 W 52nd St, New York, NY 10019, in the case of Sampension Private Equity K/S, C T Corporation System, located at 28 Liberty Street, New York, NY 10005, in the case of Kirkbi Invest A/S, LEGO Systems, Inc., located at 100 Print Shop Road, CT-06082 Enfield, United States, and in the case of Pictet Private Equity Investors SA and Monte Rosa Opportunities SICAV-SIF, Pictet Asset Management (USA) Corp., located at 712 5th Avenue, 25th Floor, New York, NY 10019, Attn: Elizabeth Dillon, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York. Each of the Non-U.S. Selling Stockholders hereby represents and warrants, severally and not jointly, that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each Non-U.S. Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

Each Non-U.S. Selling Stockholder, severally and not jointly, agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 21.      Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 22.      General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CERTARA, INC.

By:
Name:
Title:

EQT AVATAR PARENT L.P.

By:	EQT Avatar Parent GP LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

ON BEHALF OF THE OTHER SELLING STOCKHOLDERS

By:
As Attorney-in-fact
Name:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

MORGAN STANLEY & CO. LLC

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A hereto.

JEFFERIES LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	[ ● ]
Morgan Stanley & Co. LLC	[ ● ]
BofA Securities, Inc.	[ ● ]
[ ● ]	[ ● ]
[ ● ]	[ ● ]
[ ● ]	[ ● ]
[ ● ]	[ ● ]
Total	[ ● ]

Schedule B

Selling Stockholders	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
EQT Avatar Parent L.P. 1114 Avenue of the Americas, 45th Floor New York, New York 10036 Attention: Ethan Waxman	[ ● ]	[ ● ]
Arsenal Capital Partners III LP 100 Park Avenue, 31st Floor New York, New York 10017 Attention: [ ]	[ ● ]	[ ● ]
Arsenal Capital Partners III-B LP 100 Park Avenue, 31st Floor New York, New York 10017 Attention: [ ]	[ ● ]	[ ● ]
Santo Holding (Deutschland) GmbH Bergfeldstraße 9, 83607 Holzkirchen, Germany Attention: [ ]	[ ● ]	[ ● ]
Sampension Private Equity K/S Tuborg Havnevej 14, DK-2900 Hellerup, Denmark Attention: [ ]	[ ● ]	[ ● ]
Kirkbi Invest A/S Koldingvej 2, DK-7190 Billund, Denmark Attention: [ ]	[ ● ]	[ ● ]
Pictet Private Equity Investors SA 60 Route des Acacias 1211 Geneva 73, Switzerland Attention: [ ]	[ ● ]	[ ● ]
Howard Hughes Medical Institute 4000 Jones Bridge Road Chevy Chase, Maryland 20815 Attention: [ ]	[ ● ]	[ ● ]
Monte Rosa Opportunities, SICAV-SIF 15 Avenue J.F. Kennedy L-1855 Luxembourg Attention: [ ]	[ ● ]	[ ● ]
Mason P. Slaine c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, New Jersey 08540 [ ]	[ ● ]	[ ● ]
c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, New Jersey 08540	[ ● ]	[ ● ]
Total	[ ● ]	[ ● ]

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

1.	[None.]

Pricing Information Provided Orally by the Underwriters and Included in the Time of Sale Prospectus

2.	$[ ● ] per share.

3.	Firm Shares: [ ● ]

Optional Shares: [ ● ]

Primary: [ ● ]

Secondary (excluding option): [ ● ]

Secondary (including option): [ ● ]

Schedule D

Permitted Section 5(d) Communications

1.	[None.]

Exhibit A

Form of Lock-up Agreement

[Date]

Jefferies LLC
Morgan Stanley & Co. LLC
         As Representatives of the several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

and

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RE:         Certara, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is a director, an officer or an owner of shares of common stock, par value $0.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) will act as the representatives of the underwriters (the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company, the selling stockholders (the “Selling Stockholders”) named in the Underwriting Agreement (as defined below) and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies, Morgan Stanley and BofA Securities, Inc. (“BofA”), which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member;

•	enter into any Swap;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration (other than in connection with the exercise of registration rights under the registration rights agreement referred to in the Prospectus; provided that such exercise of registration rights does not result in the public filing of a registration statement during the Lock-up Period by the Company and, for the avoidance of doubt, a confidential submission of such registration statement with the Securities and Exchange Commission shall not constitute a public filing during the Lock-up Period); or

•	publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of, directly or indirectly, in whole or in part, the undersigned’s Shares or Related Securities:

(1)	as a bona fide gift or gifts, or for bona fide estate planning purposes;

(2)	by will or intestacy;

(3)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust in a transaction not including a disposition for value; provided that any shares of Shares or Related Securities so transferred or disposed of shall remain subject to the terms of this letter agreement;

(4)	to any immediate family member of the undersigned;

(5)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above, and in each such case, subject to the same conditions;

(6)	by operation of law, including pursuant to an order of a court (including a final domestic order, divorce settlement, divorce decree or separation agreement or other order) or a regulatory authority;

(7)	to the Company from a current or former employee of the Company upon death, disability or termination of employment of such employee or to the Company pursuant to any contractual arrangement that provides the Company with a right to purchase Shares or Related Securities;

(8)	if the undersigned is not a natural person, (a) to any (i) corporation, partnership, limited liability company, trust or other entity, in each case, that controls, or is controlled by or is under common control with, the undersigned or the immediate family of the undersigned, or is otherwise a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or (ii) investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (b) as part of a distribution, transfer or disposition by the undersigned to its stockholders, partners, members or other equity holders;

(9)	that the undersigned acquired in the Offering or in open-market transactions after the date set forth on the cover of the Prospectus;

(10)	to the Company for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options, warrants or other rights to purchase shares of Common Stock or to cover tax withholding requirements or liabilities in connection with the vesting of restricted stock units or other rights to acquire shares of Common Stock; provided that in all such cases, any such options, warrants, restricted stock units or rights were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus; provided, further, that any Shares or Related Securities received as a result of such exercise shall be subject to the terms of this letter agreement; provided, further, that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares or Related Securities during the Lock-Up Period, the undersigned shall, to the extent permitted, indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other filing or public announcement shall be made voluntarily during the Lock-up Period in connection with such exercise, vesting or transfer;

(11)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) involving a change of control of the Company in which the acquiring party becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company following such transaction; provided that all of the undersigned’s Shares or Related Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement; provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Shares or Related Securities shall remain subject to the provisions of this letter agreement;

(12)	in connection with any reclassification or conversion of the Shares; provided that any Shares received upon such conversion or reclassification will be subject to the restrictions set forth in this letter agreement;

(13)	to the undersigned’s direct or indirect general partner or managing member or to certain officers, partners or members thereof in connection with such general partner’s, managing member’s, officers’, partners or members’ donation to charitable organizations, educational institutions, family foundations or donor advised funds at sponsoring organizations;

(14)	to the Underwriters pursuant to the Underwriting Agreement; and

(15)	in connection with sales of Shares made pursuant to any contract, instruction or plan (a “Plan”) meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Shares that has been entered into by the undersigned prior to the date of this letter agreement; provided that such Plan was established by the undersigned prior to the execution of this letter agreement, the existence and details of such Plan were communicated to Jefferies, Morgan Stanley and BofA prior to the execution of this letter agreement and such Plan will not be amended or otherwise modified during the Lock-up Period;

provided that: (A) in the case of any transfer or distribution pursuant to clause (1), (3), (4), (5), (6), (8), (12) and (13) each donee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter agreement; (B) in the case of any transfer or distribution pursuant to clause (1), (3), (4), (5), (9) and (13), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of Shares or Related Securities shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-up Period); (C) in the case of any transfer or distribution pursuant to clause (2), (6), (12) and (14), it shall be a condition to such transfer that any required filing under Section 16(a) of the Exchange Act, or other required public filing, report or announcement reporting a reduction in beneficial ownership of Shares or Related Securities shall indicate in the footnotes thereto the nature and conditions of such transfer; (D) in the case of any transfer or distribution pursuant to clause (8), it shall be a condition to such transfer that any required filing under Section 16(a) of the Exchange Act, or other required public filing, report or announcement reporting a reduction in beneficial ownership of Shares or Related Securities shall indicate in the footnotes thereto that the shares distributed or transferred are subject to a lock-up agreement with the Underwriters; and (E) in the case of any transfer or distribution pursuant to clause (1), (2), (3), (4), (5), (12) or (13), it shall be a condition to such transfer that there shall be no disposition for value.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may exercise an option or other equity award to purchase Shares or exercise warrants; provided that in all such cases, any such options or equity awards were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus; provided, further, that the Shares issued upon such exercise shall continue to be subject to the restrictions on transfer set forth in this letter agreement; provided, further, that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares during the Lock-up Period, the undersigned shall, to the extent permitted, indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other filing or public announcement shall be made voluntarily during the Lock-up Period in connection with such exercise, vesting or transfer.

Jefferies, Morgan Stanley and BofA hereby agree that if any Institutional Investor (as defined in that certain registration rights agreement, dated as of December 10, 2020, among the Company and the stockholders party thereto (the “Registration Rights Agreement”)) is granted an early release from the restrictions described herein during the Lock-up Period, then each other Holder (as defined in the Registration Rights Agreement) shall also be granted an early release from such Holder’s obligations hereunder with respect to a pro rata portion of such Holder’s Shares or Related Securities, based on all other similarly restricted securities of the Company and on the maximum percentage of shares held by any Institutional Investor being released from such Institutional Investor’s lock-up agreement (the “Pro-rata Release”). The Pro-rata Release shall not be applied in the case of (A) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this letter agreement. Jefferies, Morgan Stanley and BofA shall use commercially reasonable efforts to provide notice to the Company within two business days upon the occurrence of a release of an Institutional Investor of its obligations under any lock-up agreement executed in connection with the Offering that gives rise to a corresponding release of any other Holder from such Holder’s obligations hereunder pursuant to the terms of this paragraph; provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters. For purposes of determining record or beneficial ownership of a stockholder, all Shares or Related Securities held by investment funds affiliated with such stockholder shall be aggregated. For the avoidance of doubt, this paragraph shall not apply to any waiver or release of lock-up provisions with the Company or Jefferies, Morgan Stanley and BofA to the extent that the transfer permitted by such waiver or release would be permitted under this letter agreement.

Nothing in this letter agreement shall prevent the establishment by the undersigned of a Plan; provided that (A) such Plan does not provide for the sale of Shares or Related Securities during the Lock-up Period and (B) no filing by any person under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such Plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this letter agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Offering, enter into this letter agreement, or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

•	“Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 45 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

▪	sell, offer to sell, contract to sell or lend;

▪	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position;

▪	pledge, hypothecate or grant any security interest in; or

▪	in any other way transfer or dispose of;

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of the letter agreement.

Exhibit B-1

Stockholders Subject to Market Standoff Provisions

Edmundo Muniz

William Klitgaard

Bo Jesper Hansen

Sandra Allerheiligen

Rob Connelly

Jim Rothman

Kelley Kendle

Alan Lefkowitz

Frank Garafolo

Tatyana Wanderer

David Munro

Tristen Herrstrom

Rich Pilnik

Ryan Carpentier

Jim Hopkins

Leigh Farrell

Lauren Sobocinski

Per Peterson

B-1

Exhibit B-2

Directors and Officers Signing Lock-up Agreement

Directors:

William F. Feehery

James E. Cashman III

Cynthia Collins

Carol Gallagher

Nancy Killefer

Eric C. Liu

Sherilyn S. McCoy

Stephen M. McLean

Mason P. Slaine

Matthew Walsh

Ethan Waxman

Officers:

Andrew Schemick

B-2